Exhibit 99.1

MONARCH FINANCIAL REPORTS ANOTHER YEAR

OF STRONG FINANCIAL PERFORMANCE

Chesapeake, VA - Monarch Financial Holdings , Inc. (Nasdaq: MNRK,MNRKP), the bank holding company for Monarch Bank, reported record annual and fourth quarter profitability, along with annual loan, deposit and asset growth. Annual and fourth quarter 2010 highlights are:

-	Fourth quarter net income of $1,764,940, up 44.3% from 2009

-	Annual net income of $5,949,391, up 22.5% from 2009

-	Annual diluted earnings per share of $0.75, up from $0.66 one year prior

-	Annual asset growth of $136 million, up 19.7%

-	Annual deposit growth of $166 million, up 30.7%

-	Closed $1.6 billion in mortgage loans in 2010

-	Non-performing assets 1.30% to total assets, remain significantly below peer

Net income for 2010 was $5,949,391 compared to $4,855,672 for the previous year. The annualized return on average equity (ROE) was 8.59%, and the annualized return on average assets (ROA) was 0.76%. Year-to-date 2010 diluted earnings per share were $0.75, compared to $0.66 the previous year, a 13.6% increase. For the fourth quarter of 2010 net income was $1,764,940, a notable increase compared to $1,223,027 for the same period in 2009. The quarterly annualized return on average equity (ROE) was 9.90%, and the annualized return on average assets (ROA) was 0.81%. Quarterly basic earnings per share were $0.24 and diluted earnings per share were $0.23, an improvement over the fourth quarter of 2009 when both basic and diluted earnings per share was $0.13.

“I am extremely proud of our performance over the past year as Monarch continues to weather the tough economic environment. We had success in growing core deposits, aggressively managing our asset quality and related credit costs, and in improving our mortgage banking earnings. Year over year we improved our profitability, shareholder return, liquidity, and loan and deposit mix, all while maintaining a strong capital position.” stated Brad Schwartz, Chief Executive Officer. “The past two years have really separated the strong performing banks from the weak, and we plan to push forward in 2011 focused on our smart growth model of growing shareholder returns. In 2010 we returned 40% of our net income to our common and preferred shareholders in the form of dividends, and the total return on our common and preferred stock beat all the major stock indexes.”

Total assets at December 31, 2010 were $825.6 million, up $136 million or 19.7% from $689.6 million one year prior. Total loans held for investment increased $21 million to $559 million. Mortgage loans held for sale increased $96 million to $175 million, up 122% from 2009. Deposits increased $166 million to $706 million, up 30.7% from 2009, which allowed us to reduce our FHLB borrowings by $36 million or 54%. Deposit growth occurred primarily in money market and checking accounts.

“Our focus for 2010 was to improve our core deposit mix while funding our growing mortgage operations, and to be there for our borrowing clients as they worked through the tough economy. We accomplished these goals with tremendous growth in checking and money market accounts, as well as increases in our outstanding loans and client base” stated Neal Crawford, President of Monarch Bank.

The company continues to experience better asset quality performance than its local and national peer group. Non-performing assets represented 1.30% of total assets at year end 2010, down from 1.32% on December 31, 2009. The Company was aggressive in recognizing losses and disposing of non-performing assets throughout the year. There were $8.9 million in net loans charge-offs, with $8.6 million expensed to current earnings to rebuild the allowance for loan losses. The allowance for loan losses now represents 1.62% of total loans held for investment, compared to 1.73% one year earlier.

Average equity to average assets remained strong and was 8.89% as of December 31, 2010, compared to 9.90% one year prior. Total risk-based capital to risk weighted assets, a measurement used by regulators to determine if a banking company is well capitalized, equaled 13.01%, significantly higher than the 10% required to be “Well Capitalized”, the highest rating of capital strength by bank regulatory standards.

In 2010 cash dividends for common stockholders were initiated, with $0.14 paid per common share during the year. Including our preferred shareholders, approximately $2.4 million or 40% of net income was returned to shareholders in the form of dividends throughout the year.

Net interest income increased 37.9% or $8.4 million in 2010 compared to 2009 due to a combination of improved asset yields, earning asset growth, and declines in funding costs. The net interest margin improved to 4.22% for 2010 compared to 3.64% in 2009, with the net interest margin improving to 4.21% for the fourth quarter of 2010 compared to 3.99% for the same period in 2009.

Non-interest income in 2010 grew 50% compared to 2009, primarily driven by increased production at Monarch Mortgage. Non-interest income represented 58% of total revenues in 2010, compared to 52% in 2009. Monarch Mortgage and our related mortgage operations closed $1.6 billion in mortgage loans in 2010, up from $1.1 billion in 2009. Monarch Mortgage is a retail mortgage lender and does not participate in the subprime or wholesale mortgage markets. Non-interest expense grew 46%, with the majority of the increase related to the expansion and increased production of Monarch Mortgage.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with nine banking offices in Chesapeake, Virginia Beach, and Norfolk, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Services are also provided through over fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina, and “Monarch Online” consumer and business internet banking (monarchbank.com). Monarch Mortgage and our affiliated mortgage companies have over twenty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Regional Home Mortgage, LLC (secondary mortgage origination), Monarch Home Funding, LLC (secondary mortgage origination), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”, and shares of our convertible preferred stock are publicly traded on the Nasdaq Capital Market under the symbol “MNRKP”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

##

Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com
Date:	January 27, 2011

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	December
	2010	2009
ASSETS:
Cash and due from banks	$14,734	$17,130
Interest bearing bank balances	10,151	2,541
Federal funds sold	2,491	14,680

Investment securities	17,602	7,190

Loans held for sale	175,388	78,998

Loans held for investment, net of unearned income	558,868	537,700
Less: allowance for loan losses	(9,038)	(9,300)

Net loans	549,830	528,400

Bank premises and equipment	20,842	8,973
Restricted equity securities	8,692	7,020
Bank owned life insurance	7,335	7,050
Goodwill	775	775
Intangible assets	640	818
Accrued interest receivable and other assets	17,102	15,994

Total assets	$825,582	$689,569

LIABILITIES:
Demand deposits—non-interest bearing	$97,655	$76,169
Demand deposits—interest bearing	32,346	19,671
Money market deposits	283,271	157,309
Savings deposits	19,348	22,812
Time deposits	273,042	264,078

Total deposits	705,662	540,039

FHLB borrowings	30,282	66,159
Trust preferred subordinated debt	10,000	10,000
Accrued interest payable and other liabilities	7,905	5,356

Total liabilities	753,849	621,554

STOCKHOLDERS’ EQUITY:
Preferred stock, $5 par value, 1,185,300 shares authorized; none issued	—	—
Noncumulative perpetual preferred stock, series B, liquidation value of $20.0 million, $5 par value; 800,000 shares authorized, issued and outstanding	4,000	4,000
Cumulative perpetual preferred stock, series A, liquidation value of $14.7 million, no par value; 14,700 shares authorized, issued and outstanding	—	—
Common stock, $5 par, 20,000,000 shares authorized; issued - 5,969,039 shares outstanding at December 31, 2010 and 5,865,534 shares outstanding at December 31, 2009	29,845	29,328
Capital in excess of par value	22,131	22,383
Retained earnings	15,925	12,360
Accumulated other comprehensive loss	(333)	(163)

Total Monarch Financial Holdings, Inc. stockholders’ equity	71,568	67,908
Noncontrolling interest	165	107

Total equity	71,733	68,015

Total liabilities and stockholders’ equity	$825,582	$689,569

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended		Year Ended
	December 31		December 31
	2010	2009	2010	2009
INTEREST INCOME:
Interest on federal funds sold	$3,676	$8,707	$30,918	$18,694
Interest on other bank accounts	2,723	264	6,209	2,166
Dividends on restricted securities	37,386	20,753	114,692	101,306
Interest & dividends on investment securities	38,755	53,351	185,548	234,890
Interest and fees on loans	10,700,230	8,388,129	38,935,466	32,160,603

Total interest income	10,782,770	8,471,204	39,272,833	32,517,659

INTEREST EXPENSE:
Interest on deposits	1,897,882	1,838,039	7,490,038	8,987,757
Interest on trust preferred subordinated debt	122,850	122,850	492,750	328,066
Interest on other borrowings	197,919	240,337	814,766	1,105,335

Total interest expense	2,218,651	2,201,226	8,797,554	10,421,158

NET INTEREST INCOME	8,564,119	6,269,978	30,475,279	22,096,501
PROVISION FOR LOAN LOSSES	2,805,482	1,098,811	8,639,292	5,183,747

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,758,637	5,171,167	21,835,987	16,912,754

NON-INTEREST INCOME:
Service charges on deposit accounts	415,641	448,882	1,637,364	1,501,690
Mortgage banking income	15,337,296	8,574,896	50,505,562	32,476,932
Investment and insurance commissions	73,526	71,989	289,730	749,422
Other income	659,207	12,198	1,070,732	906,213

Total non-interest income	16,485,670	9,107,965	53,503,388	35,634,257

NON-INTEREST EXPENSE:
Salaries and employee benefits	5,231,603	4,574,505	19,698,152	16,098,874
Mortgage commissions	8,256,806	3,903,384	26,365,923	14,733,864
Occupancy and equipment	1,424,737	1,077,931	5,113,240	3,871,050
Loan expense	2,118,762	1,258,240	6,201,615	3,798,963
Data processing	258,780	181,100	896,075	781,681
Other expenses	2,186,399	1,405,852	7,307,851	5,749,912

Total non-interest expense	19,477,087	12,401,012	65,582,856	45,034,344

INCOME BEFORE TAXES	2,767,220	1,878,120	9,756,519	7,512,667

Income tax provision	(884,495)	(619,200)	(3,544,532)	(2,452,970)

NET INCOME	1,882,725	1,258,920	6,211,987	5,059,697

Less: Net income attributable to noncontrolling interest	(117,785)	(35,893)	(262,596)	(204,025)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC.	$1,764,940	$1,223,027	$5,949,391	$4,855,672

Preferred stock dividend and accretion of preferred stock discount	(390,000)	(476,156)	(1,560,000)	(1,062,964)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$1,374,940	$746,871	$4,389,391	$3,792,708

NET INCOME PER COMMON SHARE:
Basic	$0.24	$0.13	$0.77	$0.67
Diluted	$0.23	$0.13	$0.75	$0.66

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

(Dollars in thousands, except per share data)	Three Months Ended December 31			Year Ended December 31
	2010	2009	Change	2010	2009	Change
EARNINGS
Interest income	$10,783	$8,471	27.3%	$39,273	$32,518	20.8%
Interest expense	2,219	2,201	0.8	8,798	10,421	(15.6)
Net interest income	8,564	6,270	36.6	30,475	22,097	37.9
Provision for loan losses	2,805	1,099	155.2	8,639	5,184	66.6
Noninterest income	16,485	9,108	81.0	53,503	35,634	50.1
Noninterest expense	19,477	12,401	57.1	65,583	45,034	45.6
Pre-tax net income	2,767	1,878	47.3	9,756	7,513	29.9
Minority interest in net income	118	36	227.8	263	204	28.9
Income taxes	884	619	42.8	3,544	2,453	44.5
Net income	1,765	1,223	44.3	5,949	4,856	22.5

PER COMMON SHARE
Earnings per share - basic	$0.24	$0.13	84.6%	$0.77	$0.67	14.9%
Earnings per share - diluted	0.23	0.13	76.9	0.75	0.66	13.6
Book value				8.64	8.17	5.8
Tangible book value				8.40	7.90	6.3
Closing market price (adjusted)				7.80	6.10	27.9
Average Basic Shares Outstanding	5,741,777	5,692,454	0.9%	5,715,532	5,661,284	1.0
Average Diluted Shares Outstanding	5,872,377	5,740,330	2.3	5,836,297	5,709,160	2.2

FINANCIAL RATIOS
Return on average assets	0.81%	0.72%	12.5%	0.76%	0.75%	1.3%
Return on average stockholders’ equity	9.90	7.08	39.8	8.59	7.55	13.8
Net interest margin (FTE)	4.21	3.99	5.5	4.22	3.64	15.9
Non-interest revenue/Total revenue	60.5	51.8	16.8	57.7	52.3	10.3
Efficiency - Consolidated	77.6	80.3	(3.4)	77.9	77.7	0.3
Efficiency - Bank only	42.0	64.8	(35.2)	50.9	58.2	(12.5)
Average equity to average assets	8.16	10.20	(20.0)	8.89	9.90	(10.2)
Total risk based capital - Consolidated				13.01	14.23	(8.6)
Total risk based capital - Bank only				12.42	11.11	11.8

PERIOD END BALANCES
Total loans held for sale				$175,388	$78,998	122.0%
Total loans held for investment				558,868	537,700	3.9
Interest-earning assets				772,626	647,829	19.3
Assets				825,582	689,569	19.7
Total deposits				705,662	540,039	30.7
Other borrowings				40,282	76,159	(47.1)
Stockholders’ equity				71,733	68,015	5.5

AVERAGE BALANCES
Total loans held for investment	$556,068	$525,587	5.8%	$552,754	$515,903	7.1%
Interest-earning assets	816,259	633,854	28.8	733,082	618,431	18.5
Assets	866,799	672,620	28.9	778,678	649,356	19.9
Total deposits	698,492	532,644	31.1	623,951	513,386	21.5
Other borrowings	81,348	48,186	68.8	73,345	54,214	35.3
Stockholders’ equity	70,770	68,575	3.2	69,246	64,300	7.7

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$10,246	$9,550	7.3%	$9,300	$8,046	15.6%
Provision for loan losses	2,805	1,099	155.2	8,639	5,184	66.6
Charge-offs	4,032	1,359	196.7	9,171	4,022	128.0
Recoveries	19	10	90.0	270	92	193.5
Ending balance	9,038	9,300	(2.8)	9,038	9,300	(2.8)
Net charge-off loans to average loans	0.72	0.26	181.2	1.61	0.76	111.4

ASSET QUALITY RATIOS
Nonperforming assets to total assets				1.30%	1.32%	(2.0	) bp
Allowance for loan losses to total loans held for investment				1.62	1.73	(11.2	) bp
Allowance for loan losses to nonperforming loans				100.19	132.59	(24.4)%

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due				$1,131	$203	457.1%
Nonaccrual & Restructured debt				7,890	6,811	15.8
OREO				1,745	2,116	(17.5)

Nonperforming assets				10,766	9,130	17.9%

bp - Change is measured as difference in basis points.